UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2026

Fermi Inc.

(Exact name of registrant as specified in its charter)

Texas	001-42888	33-3560468
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

620 S. Taylor St., Suite 301

Amarillo, Texas 79101

(Address of principal executive offices, including zip code)

(214) 894-7855

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FRMI	The Nasdaq Stock Market LLC
Common Stock, $0.001 par value	FRMI	The London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.

On July 9, 2026, Fermi Inc., a Texas corporation (the “Company”), commenced an offering for the sale of $350 million aggregate principal amount of convertible senior notes due 2031 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (the “Offering”). In connection with the Offering, the Company expects to grant to the initial purchasers of the Notes an option to purchase, for settlement within a 13-day period from the date of initial issuance of the Notes, up to an additional $52.5 million aggregate principal amount of Notes. The Company intends to use the net proceeds from the Offering (including any additional proceeds resulting from the exercise by the initial purchasers of their option to purchase the additional Notes) to pay the cost of privately negotiated capped call transactions and the remainder of the net proceeds for general corporate purposes.

In connection with the Offering, the Company disclosed certain information relating to the Company and certain recent developments to prospective investors in a preliminary offering memorandum, dated July 9, 2026 (the “Preliminary Offering Memorandum”), excerpts of which are furnished herewith pursuant to Regulation FD, in the general form presented in the Preliminary Offering Memorandum, as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference. Additionally, on July 9, 2026, the Company posted an updated investor presentation to its website, a copy of which is furnished herewith as Exhibit 99.2 and incorporated by reference herein.

The information above and Exhibits 99.1 and 99.2 are being furnished pursuant to this Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and are not incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 8.01. Other Events.

On July 9, 2026, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.3 to this report and incorporated by reference. Additionally, as disclosed in the Preliminary Offering Memorandum, the Company previously stated that it intended to elect to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with its short taxable year ended December 31, 2025; however, the Company has determined to defer its REIT election. Accordingly, the Company was taxable as a C corporation for U.S. federal income tax purposes through its short taxable year ended December 31, 2025. The Company expects to qualify and to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2026, but no assurances can be provided that it will make the REIT election for such taxable year (or at all) or, if it makes a REIT election, that it will qualify or remain qualified as a REIT for such taxable year or any later taxable year.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Excerpts from Preliminary Offering Memorandum of the Company, dated July 9, 2026.

99.2	Investor Presentation, dated July 9, 2026.

99.3	Press Release, dated July 9, 2026.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERMI INC.

Date: July 9, 2026	By:	/s/ George Wentz
	Name:	George Wentz
	Title:	General Counsel

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